                                                                   EXHIBIT 12.1

                           TRANSTEXAS GAS CORPORATION
                       RATIO OF EARNINGS TO FIXED CHARGES
                           (In thousands of dollars)

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

                                                                                                                     Six Months
                                                                                                                       Ended
                                                                        YEAR ENDED JULY 31,                         January 31,
                                                       -----------------------------------------------------    ------------------
                                                         1991       1992       1993       1994        1995        1995       1996
                                                       -------    -------    --------    -------    --------    -------    -------
Income (loss) before taxes                             $55,917    $56,683    $110,363    $29,136    $(14,307)   $  (375)   $(1,188)
  Add:
    Interest expense, net of amounts capitalized         1,989      3,152       2,982     51,671      68,508     29,971     43,370
    Portion of rental expense representative
      of an interest factor                                133        215         274        379         530        283        337
                                                       -------    -------    --------    -------    --------    -------    -------
      Earnings (B)                                     $58,039    $60,050    $113,619    $81,186    $ 54,731    $29,879    $42,519
                                                       =======    =======    ========    =======    ========    =======    =======
Fixed charges:
  Total interest                                         1,989      3,152       2,982     52,381      69,391     29,971     50,751
  Portion of rental expense representative
    of an interest factor                                  133        215         274        379         530        283        337
                                                       -------    -------    --------    -------    --------    -------    -------
    Fixed charges (A)                                  $ 2,122    $ 3,367    $  3,256    $52,760    $ 69,921    $30,254    $51,088
                                                       =======    =======    ========    =======    ========    =======    =======
Ratio of earnings to fixed charges (B divided by A)       27.4       17.8        34.9        1.5          --         --         --
                                                       =======    =======    ========    =======    ========    =======    =======
Earnings inadequate to cover fixed charges             $    --    $    --    $     --    $    --    $ 15,190    $   375    $ 8,569
                                                       =======    =======    ========    =======    ========    =======    =======
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<Caption
                                                                         Nine Months Ended
                                                                             October 31,
                                                                      ------------------------
                                                                        1995            1996
                                                                      -------         --------
Income (loss) before taxes                                            $(2,403)        $ 67,914
  Add:
    Interest expense, net of amounts capitalized                       59,627           73,382
    Portion of rental expense representative of an interest factor        656              795
                                                                      -------         --------
      Earnings (B)                                                    $57,880         $142,091
                                                                      =======         ========
Fixed charges:
  Total interest                                                      $64,517         $ 84,745
  Portion of rental expense representative of an interest factor          656              795
                                                                      -------         --------
      Fixed charges (A)                                               $65,173         $ 85,540
                                                                      =======         ========
Ratio of earnings to fixed charges (B divided by A)                        --              1.7
                                                                      =======         ========
Earnings inadequate to cover fixed charges                            $ 7,293         $     --
                                                                      =======         ========
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